Exhibit 99.1

German American Bancorp, Inc. and Citizens First Corporation Announce Definitive Merger Agreement

Jasper, Indiana:  February 21, 2019 — German American Bancorp, Inc. (NASDAQ: GABC) (“German American”) and Citizens First Corporation, Bowling Green, Kentucky (NASDAQ: CZFC) (“Citizens First”), announced today that they have entered into a definitive agreement to merge Citizens First into German American. Upon completion of the transaction, Citizens First’s subsidiary bank, Citizens First Bank, Inc., will be merged into German American’s subsidiary bank, German American Bank.

Under terms of the definitive agreement, Citizens First common shareholders (excluding 401(k) shareholders) will receive a fixed exchange ratio of 0.6629 shares of German American common stock for each share of Citizens First in a tax free exchange, and a cash payment of $5.80 per Citizens First share. Shareholders who hold Citizens First common shares in the Citizens First Bank 401(k) Profit Sharing Plan will receive a cash payment equal to $5.80 plus the exchange ratio multiplied by the 20-day volume weighted average price of German American’s common shares on the second day prior to closing (provided that such average price will not be less than the closing price of German American’s common shares on the last trading day preceding the closing). After completion of the merger, it is anticipated that one board member of Citizens First will be joining the board of German American.  In addition, German American will add M. Todd Kanipe, President & CEO of Citizens First, as a Regional President in the combined institution, as well as all three of the additional Citizens First executive officers in regional roles similar to their current positions.

Based upon the $31.59 per share closing price of German American’s common shares ending on February 20, 2019, the transaction has a value of $26.74 per Citizens First common share. Because a portion of the consideration to be received is German American’s common stock, the stock portion of the transaction value will fluctuate until closing together with the market price of German American’s common shares.

Based on the number of Citizens First common shares expected to be outstanding at closing, German American would issue approximately 1.7 million shares of its common stock, and pay approximately $16 million cash, for all of the issued and outstanding common shares of Citizens First. Based upon the $31.59 per share price of German American’s common shares ending on February 20, 2019, the transaction has an aggregate indicated value of approximately $68.2 million, with the total merger consideration being split between stock and cash on an approximate 77:23 basis.

Mark A. Schroeder, Chairman and CEO of German American, stated, “We are excited to welcome Citizens First customers and team members to the German American family.  Citizens First has built a solid and growing community banking franchise through which German American can provide our extensive offerings of banking, insurance, and investment products and services to Citizens First’s current and prospective clients.  The acquisition furthers our expansion into vibrant Kentucky markets and strengthens our local presence in the Bowling Green market area, which has demonstrated a history of dynamic growth and prosperity.”

Schroeder continued, “We expect that this strategic transaction will be accretive to German American’s earnings per share during the twelve months following completion of the transaction, and will have a rapid tangible book value earn back, within approximately one year following completion of the merger. German American’s pro forma capital ratios will continue to significantly exceed regulatory well-capitalized levels, enabling us to continue to take advantage of future growth opportunities in Kentucky and throughout our existing Southern Indiana market area.”

Todd Kanipe, President & CEO of Citizens First, stated, “We are very pleased to partner with a quality institution like German American, which has a demonstrated commitment to the community bank business model, centered around exceptional customer service.  Through this business combination, we will be able to offer an improved suite of products to our existing customers and continue to build relationships across our market geography.  I am confident that this partnership is strategically and culturally compelling to both parties, and we are excited about the future of the combined company.

German American is consistently among the nation’s best-performing community banking organizations, and their NASDAQ listed stock provides our shareholders with improved liquidity and flexibility. Our customers, employees, communities and shareholders will immediately benefit from German American’s reputation, financial strength and capabilities.”

The transaction is expected to be completed in the third quarter of 2019. Completion of the transaction is subject to approval by regulatory authorities and Citizens First’s shareholders, as well as certain other closing conditions. In connection with the definitive agreement, German American entered into voting agreements with each member of the Citizens First board of directors, who collectively hold approximately 8% of the outstanding shares of Citizens First common stock. Subject to the terms and conditions of the voting agreements, the Citizens First directors have agreed to vote their shares in favor of the transactions contemplated by the definitive agreement.

Sandler O’Neill & Partners, L.P. served as financial advisor on the transaction to German American and Bingham Greenebaum Doll LLP served as legal counsel.

Keefe, Bruyette & Woods served as financial advisor on the transaction to Citizens First, Inc. and Wyatt, Tarrant & Combs, LLP served as legal advisor.

Additional Information

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger will be submitted to the Citizens First shareholders for their consideration. In connection with the proposed merger, German American will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement for Citizens First and a prospectus for German American and other relevant documents concerning the proposed merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the proxy statement/prospectus once filed, as well as other filings containing information about German American, without charge, at the SEC’s website (http://www.sec.gov) or by accessing German American’s website (http://www.germanamerican.com) under the tab “Investor Relations” and then under the heading “Financial Information”. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Terri A. Eckerle, Shareholder Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to M. Todd Kanipe, President and CEO, Citizens First Corporation, 1065 Ashley Street, Bowling Green, Kentucky 42103, telephone 270-393-0700.

German American and Citizens First and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Citizens First in connection with the proposed merger. Information about the directors and executive officers of German American is set forth in the proxy statement for German American’s 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 26, 2018, which information has been updated by German American from time to time in subsequent filings with the SEC. Information about the directors and executive officers of Citizens First is set forth in the proxy statement for Citizens First’s 2018 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 29, 2018. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between German American and Citizens First, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American’s goals, intentions and expectations; statements regarding German American’s business plan and growth strategies; statements regarding the asset quality of German American’s loan and investment portfolios; and estimates of German American’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of German American and Citizens First will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals or the approval of Citizens First’s shareholders, and the ability to complete the Merger on the expected timeframe; the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of German American to complete integration and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with German American’s business; and other risks and factors identified in German American’s filings with the Securities and Exchange Commission. Neither German American nor Citizens First undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, German American’s and Citizens First’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

About German American

German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 65 banking offices in 20 contiguous southern Indiana counties and four counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).  At December 31, 2018, German American reported total assets of approximately $3.9 billion, total loans of approximately $2.7 billion, and total deposits of approximately $3.1 billion.

About Citizens First

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999. The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee. At December 31, 2018, Citizens First reported total assets of approximately $476 million, total loans of approximately $372 million, and total deposits of approximately $389 million.